As filed with the Securities and Exchange Commission on August 9, 2021

Registration No.  333-253394

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SKILLZ INC.

(Exact name of registrant as specified in its charter)

Delaware	46-2682707
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 445 San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Skillz Inc. 2020 Omnibus Incentive Plan
Skillz Inc. 2020 Employee Stock Purchase Plan

(Full title of the plan)

Andrew Paradise
Chief Executive Officer
P.O. Box 445
San Francisco, California 94104

(Name and address of agent for service)

(415) 762-0511
(Telephone number, including area code, of agent for service)

Copies to:

Steven J. Gavin

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

Tel: (312) 558-5600

Fax: (312) 558-5700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 is being filed to amend the Company’s Registration Statement on Form S-8 (File No. 333-253394) filed with the SEC on February 23, 2021 (the “Registration Statement”) to include in Part I of the Registration Statements as amended hereby a “Reoffer Prospectus” prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act. Pursuant to Instruction C of Form S-8, the Reoffer Prospectus may, in the future, be used for reoffers and resales, on a continuous or delayed basis, of shares of our common stock that are deemed “control securities” under the Securities Act and which have been or will be acquired pursuant to grants or awards under either the Skillz Inc. 2020 Omnibus Incentive Plan or the Skillz Inc. 2020 Employee Stock Purchase Plan by the selling securityholders named in the Reoffer Prospectus as supplemented and who are, or may be deemed to be, “affiliates” within the meaning set forth in Rule 405 under the Securities Act. Such selling securityholders may reoffer or resell all, a portion, or none of the shares that they may acquire pursuant to the Plans. Pursuant to Rule 424(b) under the Securities Act, we may supplement the Reoffer Prospectus from time to time with the names of additional selling securityholders and/or amounts of shares of Class A common stock, if any, to be reoffered or resold by such selling shareholders as that information becomes known. The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such shares of Class A common stock.

REOFFER PROSPECTUS

SKILLZ INC.

2,500,000 Shares of Class A Common Stock

This reoffer prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 2,500,000 shares of the Class A common stock, par value $0.0001 per share (the “Class A common stock”) of Skillz Inc. (unless otherwise indicated or the context otherwise requires, the “Company,” “Skillz,” “we,” “our” or “us”), a Delaware corporation. This prospectus covers shares of Class A common stock issued to each Selling Securityholder from grants and awards under the Skillz Inc. 2020 Omnibus Incentive Plan and Skillz Inc. 2020 Employee Stock Purchase Plan, as applicable. We are not offering any shares of Class A common stock and will not receive any proceeds from the sale of such shares of common stock by the Selling Securityholders pursuant to this prospectus. The Selling Securityholders are “affiliates” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)). Currently, Selling Securityholders who are our “affiliates” may not sell an amount of Class A common stock which exceeds in any three-month period the amount specified in Rule 144(e) under the Securities Act.

Upon vesting of the shares offered hereby pursuant to the terms of the plans and any applicable awards agreements, and upon expiration of any lock-up agreement described herein, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A common stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The Class A common stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Securityholders may offer the shares for sale. The Selling Securityholders may sell any, all or none of the shares offered by this prospectus. See “Plan of Distribution” beginning on page 11 for more information about how the Selling Securityholders may sell or dispose of the shares of Class A common stock covered by this prospectus.

This prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction.

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “SKLZ”. On August 6, 2021, the closing price of our Class A common stock was $11.92 per share.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section on page 5 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2021.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, our plans, strategies and prospects, both business and financial. These statements are based on the beliefs and assumptions of our management. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “will”, “should”, “seeks”, “plans”, “scheduled”, “anticipates” or “intends” or similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	our ability to effectively compete in the global entertainment and gaming industries;

•	market conditions and global and economic factors beyond our control;

•	intense competition and competitive pressures from other companies worldwide in the industries in which we operate;

•	litigation and our ability to adequately protect our intellectual property rights;

•	our ability to attract and retain successful relationships with third-party developers that develop and update all of the games hosted on our platform; and

•	our ability to comply with laws and regulations applicable to our business.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in this prospectus. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our Class A common stock, see the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus, including the documents incorporated by reference herein. Potential investors should read the entire prospectus carefully, including the risks of purchasing our common stock discussed in “Risk Factors.”

The Company

Skillz Inc. is a technology company that enables game developers to monetize their content through fun and fair multi-player competition. The Skillz platform helps developers build multi-million dollar franchises by enabling social competition in their games. Leveraging its patented technology, Skillz hosts billions of casual esports tournaments for millions of mobile players worldwide, and distributes millions in prizes each month.

Background and Business Combination

The Company was originally known as Flying Eagle Acquisition Corp. (“FEAC”). On December 16, 2020 (the “Closing Date”), we consummated a business combination (the “Business Combination”) pursuant to the terms of the merger agreement dated as of September 1, 2020 (the “Merger Agreement”) by and among FEAC, FEAC Merger Sub Inc., a Delaware corporation (“Merger Sub”), Skillz Inc., a Delaware corporation (“Old Skillz”), and Andrew Paradise (the “Founder”), solely in his capacity as the representative of the stockholders of Old Skillz. In connection with the Business Combination, FEAC changed its name to “Skillz Inc.” (“New Skillz”) and Old Skillz changed its name to “Skillz Platform Inc.”

Pursuant to the Merger Agreement, FEAC acquired all of the outstanding equity interests of Old Skillz for cash and/or stock in New Skillz calculated based on the per share merger consideration value formula as set forth in the Merger Agreement and, in the case of the shares of common stock of New Skillz, calculated based on a price of $10 per share. The aggregate value of the consideration paid to Old Skillz stockholders in the Business Combination was approximately $3.5 billion, of which approximately $566.2 million was paid for in cash and the balance was paid in an aggregate of 268,596,411 shares of New Skillz common stock.

In connection with the closing of the Business Combination, (i) each option exercisable for Old Skillz equity that was outstanding and unexercised immediately prior to the effective time of the Business Combination was converted into a newly issued option exercisable for Class A common stock of New Skillz (other than in the case of the Founder, who received options exercisable for Class B common stock, par value $0.0001 per share (the “Class B common stock”) of New Skillz, subject to the same terms and conditions as the Old Skillz awards), (ii) each warrant to purchase shares of Old Skillz capital stock that was issued and outstanding immediately prior to the effective time of the Business Combination and has not been terminated pursuant to its terms has been converted into a warrant exercisable for Class A common stock of New Skillz on the same terms and conditions as applied to the existing warrants to purchase Old Skillz capital stock, and (iii) in respect of each unvested share of restricted stock that was unvested immediately prior to the effective time of the Business Combination, (A) each share of restricted stock (other than those held by an individual who has waived the right to accelerate the vesting of such stock) became immediately vested and the holder entitled to receive the applicable per share merger consideration, less applicable tax withholding, if any, and (B) each share of restricted stock held by an individual who has waived the right to accelerate the vesting of such stock has been cancelled and converted into restricted shares of New Skillz stock, subject to the same terms and conditions as the Old Skillz awards.

Pursuant to the Merger Agreement, the Sponsor delivered 10,000,000 of its shares of FEAC Class B common stock into escrow, subject to forfeiture if certain earnout conditions described more fully in the Merger Agreement are not satisfied. On March 5, 2021, 5,000,000 of such shares were released to the Sponsor in the form of shares of Class A common stock of New Skillz, and the other 5,000,000 shares were released to the Old Skillz stockholders, who will receive shares of New Skillz common stock as a result of the Business Combination in the form of shares of Class A common stock of New Skillz (other than the Founder and a trust for the benefit of his family members, who will receive shares of Class B common stock of New Skillz).

In connection with the execution of the Merger Agreement, FEAC, the Company, certain FEAC stockholders and certain Old Skillz stockholders entered into an investors’ rights agreement (the “Investors’ Rights Agreement”), effective as of the Closing. In addition, all other Old Skillz stockholders that receive capital stock of New Skillz in the Business Combination have been asked to sign a joinder to the Investors’ Rights Agreement pursuant to a letter of transmittal. Pursuant to the Investors’ Rights Agreement, New Skillz will be required to register for resale securities held by the stockholders party thereto. New Skillz will have no obligation to facilitate more than one demand, made by the Sponsor, or its affiliates, that New Skillz register such stockholders’ securities. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by New Skillz. New Skillz will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Investors’ Rights Agreement. The Investors’ Rights Agreement also restricts the ability of each stockholder who is a party thereto to transfer its shares of New Skillz common stock for a period of two years following the closing of the Business Combination, subject to certain permitted transfers. In general, 1,500,000 shares of New Skillz common stock held by each stockholder who is a party to the Investors’ Rights Agreement and its affiliates will be released from the transfer restrictions each quarter beginning on the date that is six months following the closing of the Business Combination.

New Skillz Class A common stock and public warrants are listed for trading on the NYSE under the symbols “SKLZ” and “SKLZ WS”, respectively.

 Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of New Skillz’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the Closing of FEAC’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

About This Offering

This reoffer prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this prospectus, of up to 2,500,000 shares of our Class A common stock, issued to each Selling Securityholder from grants and awards under the Skillz Inc. 2020 Omnibus Incentive Plan and Skillz Inc. 2020 Employee Stock Purchase Plan, as applicable. Upon vesting of the shares offered hereby pursuant to the terms of the award agreements, and upon expiration of any lock-up agreement described herein, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Class A common stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Securityholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Securityholders will be borne by them.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”, that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business.

Corporate Information

We were originally incorporated in the State of Delaware on January 15, 2020 as a special purpose acquisition company, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar Business Combination with one or more businesses. FEAC completed its IPO in March 2020. In December 2020, our wholly-owned subsidiary merged with and into Old Skillz, with Old Skillz surviving the merger as a wholly-owned subsidiary of FEAC. In connection with the Business Combination, we changed our name to Skillz Inc. Our principal executive offices are located at P.O. Box 445, San Francisco, California 94104.

Our telephone number is (415) 762-0511. Our website address is www.skillz.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, as amended, our Definitive Proxy Statement on Schedule 14A relating to the Business Combination and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, together with all of the other information appearing in or incorporated by reference into this prospectus, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of Class A common stock offered hereby are being registered for the account of the Selling Securityholders named in this prospectus. All proceeds from the sales of the Class A common stock will go to the Selling Securityholders and we will not receive any proceeds from the resale of the Class A common stock by the Selling Securityholders.

 SELLING SECURITYHOLDERS

The table below sets forth information concerning the resale of the shares by the Selling Securityholders. We will not receive any proceeds from the resale of the shares by the Selling Securityholders.

The table below sets forth, as of August 6, 2021 (the “Determination Date”), (i) the name of each person who is offering the resale of shares by this reoffer prospectus; (ii) the number of shares (and the percentage, if 1% or more) of Class A common stock or Class B common stock beneficially owned by each person; (iii) the number of shares that each Selling Securityholder may offer for sale from time to time pursuant to this reoffer prospectus, whether or not such Selling Securityholder has a present intention to do so; and (iv) the number of shares (and the percentage, if 1% or more) of Class A common stock or Class B common stock each person will own after the offering, assuming they sell all of the shares offered. The number of shares of Class A common stock or Class B common stock reflect all shares of Class A common stock or Class B common stock acquired or issuable to a person pursuant to applicable grants previously made irrespective of whether such grants are exercisable, vested or convertible as of the Determination Date or will become exercisable, vested or convertible within 60 days after the Determination Date. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Skillz Inc., P.O. Box 445, San Francisco, California 94104.

	Securities Beneficially Owned Before This Offering					Class A Common Stock Offered for Resale	Securities Beneficially Owned Upon Completion of this Offering (Assuming all Securities in the Offering are Sold)
Name of Selling Securityholder	Class A Common Stock Beneficially Owned Prior to the Resale	% of Class A Common Stock Beneficially Owned Prior to the Resale	Class B Common Stock Beneficially Owned Prior to the Resale	% of Class B Common Stock Beneficially Owned Prior to the Resale	% of Total Voting Power Prior to the Resale		Class A Common Stock Beneficially Owned After Completion of the Resale	% of Class A Common Stock Beneficially Owned After Completion of the Resale	Class B Common Stock Offered for Resale	Class B Common Stock Beneficially Owned After Completion of the Resale	% of Class B Common Stock Beneficially Owned After Completion of the Resale	% of Total Voting Power After Completion of the Resale
Miriam Aguirre	1,025,999	*	—	*	*	2,500,000	—	*	—	—	*	*

*Less than one percent.

Listing of Common Stock

Our Class A common stock is currently listed on the NYSE under the symbol “SKLZ”.

Other Material Relationships with the Selling Securityholders

Employment Relationships

All named executive officers are employees-at-will and do not have employment agreements with Skillz.

Investors’ Rights Agreement

In connection with the execution of the Merger Agreement, FEAC, the Company, certain FEAC stockholders and certain Old Skillz stockholders entered into an investors’ rights agreement (the “Investors’ Rights Agreement”), effective as of the Closing. In addition, all other Old Skillz stockholders that received capital stock of New Skillz in the Business Combination have been asked to sign a joinder to the Investors’ Rights Agreement pursuant to a letter of transmittal. Pursuant to the Investors’ Rights Agreement, New Skillz will be required to register for resale securities held by the stockholders party thereto. New Skillz will have no obligation to facilitate more than one demand, made by the Sponsor, or its affiliates, that New Skillz register such stockholders’ securities. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by New Skillz. New Skillz will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Investors’ Rights Agreement.

Lock-Ups

The Investors’ Rights Agreement also restricts the ability of each stockholder who is a party thereto to transfer its shares of New Skillz common stock for a period of two years following the closing of the Business Combination, subject to certain permitted transfers. In general, 1,500,000 shares of New Skillz common stock held by each stockholder who is a party to the Investors’ Rights Agreement and its affiliates will be released from the transfer restrictions each quarter beginning on the date that is six months following the Closing.

Indemnification Agreement

On the Closing Date, New Skillz entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by New Skillz of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to New Skillz, or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Director Nomination Agreement

In connection with the Closing of the Business Combination, New Skillz and the Sponsor entered into a director nomination agreement (the “Director Nomination Agreement”). Pursuant to the Director Nomination Agreement, the Sponsor holds certain rights to nominate a member of the Board effective as of the Closing Date, subject to the conditions set forth in the Director Nomination Agreement. The Sponsor’s initial nominee to the board is Harry Sloan. The Director Nomination Agreement will terminate as of the date that is 15 months after the Closing Date.

Skillz Inc. 2020 Omnibus Incentive Plan

At the special meeting of the FEAC stockholders held on December 16, 2020, the FEAC stockholders considered and approved the Skillz Inc. 2020 Omnibus Incentive Plan (the “Incentive Plan”). The Incentive Plan was previously approved, subject to stockholder approval, by the board of directors of FEAC on November 30, 2020. The Incentive Plan became effective immediately upon the Closing of the Business Combination. The Incentive Plan permits the Company to deliver up to 62,841,859 shares of New Skillz common stock pursuant to awards issued under the Incentive Plan, consisting of 15,000,000 shares which may be Class A and/or Class B common stock, 24,669,278 shares of Class A common stock, and 8,172,581 shares of Class B common stock. The number of shares of New Skillz Class A common stock reserved for issuance under the Incentive Plan will automatically increase on the first trading day of each calendar year, beginning in 2021, by 5% of the total number of outstanding shares of New Skillz Class A common stock on December 31 of the preceding calendar year. The number of shares of New Skillz Class B common stock reserved for issuance under the Incentive Plan will automatically increase on the first trading day of each year, beginning in 2021, by 5% of the total number of outstanding shares of New Skillz Class B common stock on December 31 of the preceding calendar year.

Skillz Inc. 2020 Employee Stock Purchase Plan

At the special meeting of the FEAC stockholders held on December 16, 2020, the FEAC stockholders considered and approved the Skillz Inc. Employee Stock Purchase Plan (the “ESPP”). The ESPP became effective immediately upon the Closing of the Business Combination. The ESPP permits the Company to deliver up 4,933,855 shares of New Skillz Class A Common stock pursuant to awards issued under the ESPP. The number of shares of Skillz Class A common stock reserved for issuance under the ESPP will automatically increase on the first trading day of each calendar year, beginning in 2021, by 1% of the total number of shares of New Skillz Class A common stock outstanding on December 31 of the preceding calendar year.

Closing Option Agreements

In connection with the Closing of the Business Combination, the Company entered into option agreements with each of Mr. Paradise and Mr. Chafkin (the “Closing Option Agreements”) awarding options to purchase (i) 9,960,000 shares of New Skillz Class B common stock to Mr. Paradise and (ii) 2,040,000 shares of New Skillz Class A common stock to Mr. Chafkin. The options will vest in three equal increments as follows (i) one-third (1/3) of the options shall vest and become exercisable as of the date, following the grant date, that the volume weighted average price on the NYSE over a ten (10) trading day period of underlying New Skillz Class A common stock (“VWAP”) equals or exceeds 3.0x the VWAP of the shares as of the Closing Date, (ii) one-third (1/3) of the options shall vest and become exercisable as of the date, following the grant date, that the VWAP of the shares equals or exceeds 4.0x the VWAP of the shares as of the closing date of the Business Combination; and (iii) one-third (1/3) of the options shall vest and become exercisable as of the date, following the grant date, that the VWAP of the shares equals or exceeds 5.0x the VWAP of the shares as of the closing date of the Business Combination. The exercise price of such options is $17.68, the closing price of the Class A common stock on December 16, 2020.

PLAN OF DISTRIBUTION

The shares of Class A common stock covered by this reoffer prospectus are being registered by the Company for the account of the Selling Securityholders. The shares of Class A common stock offered may be sold from time to time directly by or on behalf of each Selling Securityholder in one or more transactions on the NYSE or any other stock exchange on which such common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Securityholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Securityholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Class A common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Securityholders or other party selling such shares. Sales of the shares must be made by the Selling Securityholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Securityholders may sell shares of Class A common stock in compliance with Rule 144, if available. There is no assurance that the Selling Securityholders will sell all or a portion of the Class A common stock offered hereby. The Selling Securityholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Securityholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Class A common stock and activities of the Selling Securityholders, which may limit the timing of purchases and sales of any of the shares of Class A common stock by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of Class A common stock and the ability of any person or entity to engage in market-making activities with respect to such shares of common stock.

Once sold under the registration statement of which this prospectus forms a part, the shares of Class A common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of Class A common stock which are being offered under the Registration Statement of which this prospectus forms a part will be passed upon for us by Winston & Strawn LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2020, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

MATERIAL CHANGES

There have been no material changes to the affairs of the Company which have occurred since the end of our latest fiscal year for which certified financial statements were included in our annual report to securityholders and which have not been described in our reports on Form 10-Q or Form 8-K filed under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our filings with the SEC are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain Internet websites at www.skillz.com and http://investors.skillz.com. Through our websites, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our websites is not part of, and is not incorporated into, this prospectus.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the SEC. These documents contain important information about us and our financial condition.

•	Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021;

•	Our Current Reports on Form 8-K filed February 26, 2021, March 10, 2021, March 10, 2021, March 23, 2021, March 24, 2021, May 4, 2021, May 5, 2021, May 28, 2021, June 2, 2021, and July 19, 2021, and on Form 8-K/A filed May 5, 2021 (excluding “furnished” and not “filed” information);

•	Our Definitive Proxy Statement on Schedule 14A with respect to the business combination filed with the SEC on April 14, 2021 (other than those portions of such Proxy Statement not deemed to be “filed” with the SEC); and

•	The description of our Class A common stock contained in our Registration Statement on Form 8-A12B, as filed with the SEC on March 4, 2020 and amended on December 21, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the SEC under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this prospectus.

For purposes of this prospectus, any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Skillz Inc.

P.O. Box 445

San Francisco, California 94104

(415) 762-0511

SKILLZ INC.

2,500,000 Shares of Class A Common Stock

REOFFER PROSPECTUS

August 9, 2021

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “SEC”) are incorporated as of their respective dates in this Registration Statement by reference:

•	Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020;

•	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021;

•	our Current Reports on Form 8-K filed February 26, 2021, March 10, 2021, March 10, 2021, March 23, 2021, March 24, 2021, May 4, 2021, May 5, 2021, May 28, 2021, June 2, 2021, July 19, 2021, and on Form 8-K/A filed May 5, 2021 (excluding “furnished” and not “filed” information); and

•	our Definitive Proxy Statement on Schedule 14A with respect to the business combination filed with the SEC on April 14, 2021 (other than those portions of such Proxy Statement not deemed to be “filed” with the SEC);

•	the description of our Class A common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on March 4, 2020 and amended on December 21, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the SEC under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made if such person must have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought must determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The current certificate of incorporation and the bylaw of the Registrant provide for indemnification by the Registrant of its directors, senior officers and employees to the fullest extent permitted by applicable law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation must not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The current certificate of incorporation of the Registrant provides for such limitation of liability.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

The Registrant maintains standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

The Registrant has purchased and intends to maintain insurance on behalf of the Registrant and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 7.	Exemption from Registration Claimed.

The shares being reoffered and resold pursuant to the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Rule 701 promulgated thereunder, as transactions by an issuer not involving a public offering or pursuant to a written compensatory benefit plan.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Skillz Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).

4.2	Amended and Restated Bylaws of Skillz Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).

4.3	Form of Specimen Class A Common Stock Certificate of Skillz Inc. (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on December 21, 2020).

4.4	Skillz Inc. 2020 Omnibus Incentive Plan (incorporated by reference to Annex F to the Registrant’s Registration Statement on Form S-4(1), filed with the SEC on September 8, 2020).

4.5	Skillz Inc. Employee Stock Purchase Plan (incorporated by reference to Annex G to the Registrant’s Registration Statement on Form S-4(1), filed with the SEC on September 8, 2020).

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm of Skillz Inc.

24.1	Power of Attorney (set forth on the signature page to this Registration Statement).

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 9, 2021.

SKILLZ INC. (Registrant)

By:	/s/ Andrew Paradise
	Name:	Andrew Paradise
	Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Position	Date

/s/ Andrew Paradise	Chief Executive Officer and Chairman	August 9, 2021
Andrew Paradise	(Principal Executive Officer)

/s/ Ian Lee	Chief Financial Officer	August 9, 2021
Ian Lee	(Principal Financial and
Accounting Officer)

*	Chief Revenue Officer and Director	August 9, 2021
Casey Chafkin

/s/ Jerry Bruckheimer	Director	August 9, 2021
Jerry Bruckheimer

/s/ Christopher S. Gaffney	Director	August 9, 2021
Christopher S. Gaffney

*	Director	August 9, 2021
Vandana Mehta-Krantz

*	Director	August 9, 2021
Henry E. Sloan

*	Director	August 9, 2021
Kent E. Wakeford

*	By:	/s/ Andrew Paradise
Andrew Paradise
Attorney-in-fact